UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of Earliest Event Reported)
January 30, 2009
General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)
110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)
(312) 960-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 30, 2009, General Growth Properties, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “2006 Company Parties”) and Eurohypo AG, New York Branch, in its capacity as administrative agent on behalf of the lenders’  parties thereto (collectively, the “2006 Lenders”), entered into an Amended and Restated Forbearance and Waiver Agreement (the “2006 Forbearance Agreement”) related to that certain Amended and Restated Credit Agreement dated as of February 24, 2006 by and among the 2006 Company Parties and the 2006 Lenders (the “2006 Credit Agreement”).  The 2006 Forbearance Agreement amended the Forbearance and Waiver Agreement dated as of December 15, 2008  (the “Original Forbearance”) related to the 2006 Credit Agreement and reported in the Company’s current report on Form 8-K dated December 15, 2008 (the “December 8-K”).
Pursuant and subject to the terms of the 2006 Forbearance Agreement, the 2006 Lenders agreed to extend the period during which they would forbear from exercising certain of the 2006 Lenders’ default related rights and remedies with respect to certain identified defaults from January 30, 2009 to March 15, 2009.  Without acknowledging or confirming the existence or occurrence of the identified defaults, the 2006 Company Parties agreed to extend the covenants and restrictions contained in the Original Forbearance and also agreed to certain additional covenants during the extended forbearance period.  Certain termination events were added to the 2006 Forbearance Agreement, including foreclosure on certain potential mechanics liens prior to March 15, 2009 and certain cross defaults in respect of four loan agreements relating to the mortgage loans secured by each of  the Oakwood,  Fashion Show and Palazzo shopping centers as well as an additional portfolio of properties.  As a condition to the 2006 Lenders agreeing to enter into the 2006 Forbearance Agreement, the Company agreed to pay an extension fee to the 2006 Lenders equal to five (5) basis points of the outstanding loan balance under the 2006 Credit Agreement, plus certain additional expenses and fees.
The foregoing description of the 2006 Forbearance Agreement does not purport to be complete.  Accordingly, such description is qualified in its entirety by reference to the 2006 Forbearance Agreement, a copy of which is filed as Exhibit 10.1 and which is hereby incorporated by reference herein.
ITEM 8.01 OTHER EVENTS
On January 30, 2009, the Company and certain of its subsidiaries (collectively with the Company, the “2008 Company Parties”) and Europhypo AG, New York Branch in its capacity as administrative agent on behalf of the lenders’ parties thereto (collectively, the “2008 Lenders”), entered into an Amended and Restated Forbearance and Waiver Agreement (the “2008 Forbearance Agreement”) related to that certain Loan Agreement dated as of July 11, 2008 by and among the 2008 Company Parties and the 2008 Lenders, as amended by that certain First Amendment to Loan Agreement, dated as of September 2, 2008 (the “2008 Loan Agreement”).  The 2008 Forbearance Agreement amended the Forbearance and Waiver Agreement dated as of December 18, 2008 related to the 2008 Loan Agreement and reported in the December 8-K.
Pursuant and subject to the terms of the 2008 Forbearance Agreement, the 2008 Lenders agreed to waive certain identified events of default by certain of the 2008 Company Parties under the 2008 Loan Agreement and agreed to extend the period during which they would forbear from exercising certain of the 2008 Lenders’ default related rights and remedies with respect to certain identified defaults from January 30, 2009 to March 15, 2009.  The 2008 Company Parties did not

acknowledge the existence or validity of the identified defaults.  As a condition to the 2008 Lenders agreeing to enter into the 2008 Forbearance Agreement, the Company agreed to pay an extension fee to the 2008 Lenders equal to five (5) basis points of the outstanding loan balance under the 2008 Loan Agreement, plus certain additional expenses and fees.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Forbearance and Waiver Agreement by and among General Growth Properties, Inc. and certain additional parties thereto dated as of January 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
By:	/s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.
Interim President

Date: February 2, 2009

EXHIBIT INDEX

Exhibit
Number	Name

10.1	Amended and Restated Forbearance and Waiver Agreement by and among General Growth Properties, Inc. and certain additional parties thereto dated as of January 30, 2009.